P R E S S R E L E A S E
Vornado Announces First Quarter 2023 Financial Results
New York City | May 1, 2023
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended March 31, 2023 Financial Results
NET INCOME attributable to common shareholders for the quarter ended March 31, 2023 was $5,168,000, or $0.03 per diluted share, compared to $26,478,000, or $0.14 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table below, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended March 31, 2023 was $2,373,000, or $0.01 per diluted share, and $31,682,000, or $0.16 per diluted share for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended March 31, 2023 was $119,083,000, or $0.61 per diluted share, compared to $154,908,000, or $0.80 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended March 31, 2023 was $116,288,000, or $0.60 per diluted share, and $152,313,000, or $0.79 per diluted share for the prior year's quarter.
The following table reconciles net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2023	2022
Net income attributable to common shareholders	$5,168	$26,478
Per diluted share	$0.03	$0.14

Certain (income) expense items that impact net income attributable to common shareholders:
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	$(6,173)	$(5,412)
Deferred tax liability on our investment in The Farley Building (held through a taxable REIT subsidiary)	2,875	3,173
Other	288	7,829
	(3,010)	5,590
Noncontrolling interests' share of above adjustments	215	(386)
Total of certain (income) expense items that impact net income attributable to common shareholders	$(2,795)	$5,204
Per diluted share (non-GAAP)	$(0.02)	$0.02

Net income attributable to common shareholders, as adjusted (non-GAAP)	$2,373	$31,682
Per diluted share (non-GAAP)	$0.01	$0.16

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 14

The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2023	2022
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$119,083	$154,908
Per diluted share (non-GAAP)	$0.61	$0.80

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 CPS condominium units	$(6,173)	$(5,412)
Deferred tax liability on our investment in The Farley Building (held through a taxable REIT subsidiary)	2,875	3,173
Other	288	(549)
	(3,010)	(2,788)
Noncontrolling interests' share of above adjustments	215	193
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(2,795)	$(2,595)
Per diluted share (non-GAAP)	$(0.01)	$(0.01)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$116,288	$152,313
Per diluted share (non-GAAP)	$0.60	$0.79
FFO, as Adjusted Bridge - Q1 2023 vs. Q1 2022
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2022 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2023:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2022	$152.3	$0.79

Decrease in FFO, as adjusted due to:
Increase in interest expense, net of increase in interest income	(30.0)
Tenant related items	(4.6)
Sale of 33‐00 Northern Boulevard, 40 Fulton Street and street retail properties	(2.8)
Other, net	(1.3)
	(38.7)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	2.7
Net decrease	(36.0)	(0.19)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2023	$116.3	$0.60
See page 9 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2023 and 2022. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

NYSE: VNO | WWW.VNO.COM	PAGE 2 OF 14

Dividends/Share Repurchase Program:
On April 26, 2023, Vornado announced that it will postpone dividends on its common shares until the end of 2023, at which time, upon finalization of its 2023 taxable income, including the impact of asset sales, it will pay the 2023 dividend in either (i) cash, or (ii) a combination of cash and securities, as determined by its Board of Trustees.
Vornado also announced that its Board of Trustees has authorized the repurchase of up to $200,000,000 of its outstanding common shares under a newly established share repurchase program. Cash retained from dividends or from asset sales will be used to reduce debt and/or fund share repurchases.
350 Park Avenue:
On January 24, 2023, we and the Rudin family (“Rudin”) completed agreements with Citadel Enterprise Americas LLC (“Citadel”) and with an affiliate of Kenneth C. Griffin, Citadel’s Founder and CEO (“KG”), for a series of transactions relating to 350 Park Avenue and 40 East 52nd Street.
Pursuant to the agreements, Citadel master leases 350 Park Avenue, a 585,000 square foot Manhattan office building, on an “as is” basis for ten years, with an initial annual net rent of $36,000,000. Per the terms of the lease, no tenant allowance or free rent was provided. Citadel will also master lease Rudin’s adjacent property at 40 East 52nd Street (390,000 square feet).
In addition, we have entered into a joint venture with Rudin (“Vornado/Rudin”) to purchase 39 East 51st Street for $40,000,000 and, upon formation of the KG joint venture described below, will combine that property with 350 Park Avenue and 40 East 52nd Street to create a premier development site (collectively, the “Site”). The purchase is expected to close in the second quarter of 2023.
From October 2024 to June 2030, KG will have the option to either:
•acquire a 60% interest in a joint venture with Vornado/Rudin that would value the Site at $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin) and build a new 1,700,000 square foot office tower (the “Project”) pursuant to East Midtown Subdistrict zoning with Vornado/Rudin as developer. KG would own 60% of the joint venture and Vornado/Rudin would own 40% (with Vornado owning 36% and Rudin owning 4% of the joint venture along with a $250,000,000 preferred equity interest in the Vornado/Rudin joint venture).
◦at the joint venture formation, Citadel or its affiliates will execute a pre-negotiated 15-year anchor lease with renewal options for approximately 850,000 square feet (with expansion and contraction rights) at the Project for its primary office in New York City;
◦the rent for Citadel’s space will be determined by a formula based on a percentage return (that adjusts based on the actual cost of capital) on the total Project cost;
◦the master leases will terminate at the scheduled commencement of demolition;
•or, exercise an option to purchase the Site for $1.4 billion ($1.085 billion to Vornado and $315,000,000 to Rudin), in which case Vornado/Rudin would not participate in the new development.
Further, Vornado/Rudin will have the option from October 2024 to September 2030 to put the Site to KG for $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin). For ten years following any put option closing, unless the put option is exercised in response to KG’s request to form the joint venture or KG makes a $200,000,000 termination payment, Vornado/Rudin will have the right to invest in a joint venture with KG on the terms described above if KG proceeds with development of the Site.
Dispositions:
Alexander's, Inc. ("Alexander's")
On March 8, 2023, Alexander's entered into an agreement to sell the Rego Park III land parcel, located in Queens, New York, for $71,060,000, inclusive of consideration for Brownfield tax benefits and reimbursement of costs for plans, specifications and improvements to date. Alexander's anticipates the closing of the sale in the second quarter of 2023 and will recognize a financial statement gain of approximately $54,000,000. Upon completion of the sale, we will recognize our approximate $16,000,000 share of the net gain.
Financings:
150 West 34th Street Loan Participation
On January 9, 2023, our $105,000,000 participation in the $205,000,000 mortgage loan on 150 West 34th Street was repaid, which reduced “other assets” and “mortgages payable, net” on our consolidated balance sheets by $105,000,000. The remaining $100,000,000 mortgage loan balance bears interest at SOFR plus 1.86%, subject to an interest rate cap arrangement with a SOFR strike rate of 4.10%, and matures in May 2024.

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Financings - continued:
Interest Rate Hedging Activities
We entered into the following interest rate swap agreements during the three months ended March 31, 2023. For further detail on our interest rate swap and cap arrangements see page 28 of our Supplemental Operating and Financial Data package for the quarter ended March 31, 2023.

(Amounts in thousands)	Notional Amount	All-In Swapped Rate	Swap Expiration Date	Variable Rate Spread
555 California Street (effective 05/24)	$840,000	5.92%	05/26	L+193
Unsecured term loan(1) (effective 10/23)	150,000	5.13%	07/25	S+130
____________________
(1)The unsecured term loan, which matures in December 2027, is subject to various interest rate swap arrangements through August 2027, see below for details:

	Swapped Balance	All-In Swapped Rate	Unswapped Balance (bears interest at S+130)
Through 10/23	$800,000	4.05%	$—
10/23 through 07/25	700,000	4.53%	100,000
07/25 through 10/26	550,000	4.36%	250,000
10/26 through 08/27	50,000	4.04%	750,000

Leasing Activity For the Three Months Ended March 31, 2023:
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
•777,000 square feet of New York Office space (771,000 square feet at share) at an initial rent of $101.02 per square foot and a weighted average lease term of 9.5 years. The changes in the GAAP and cash mark-to-market rent on the 677,000 square feet of second generation space were positive 8.5% and positive 1.7%, respectively. Tenant improvements and leasing commissions were $2.48 per square foot per annum, or 2.5% of initial rent.
•25,000 square feet of New York Retail space (20,000 square feet at share) at an initial rent of $373.07 per square foot and a weighted average lease term of 6.8 years. The changes in the GAAP and cash mark-to-market rent on the 7,000 square feet of second generation space were positive 2.9% and positive 2.4%, respectively. Tenant improvements and leasing commissions were $26.54 per square foot per annum, or 7.1% of initial rent.
•79,000 square feet at THE MART (all at share) at an initial rent of $56.44 per square foot and a weighted average lease term of 6.8 years. The changes in the GAAP and cash mark-to-market rent on the 51,000 square feet of second generation space were negative 1.5% and negative 7.9%, respectively. Tenant improvements and leasing commissions were $8.04 per square foot per annum, or 14.2% of initial rent.
•4,000 square feet at 555 California Street (3,000 square feet at share) at an initial rent of $156.96 per square foot and a weighted average lease term of 7.0 years. The 4,000 square feet was first generation space. Tenant improvements and leasing commissions were $39.07 per square foot per annum, or 24.9% of initial rent.
Same Store Net Operating Income ("NOI") At Share:
Below is the percentage increase (decrease) in same store NOI at share and same store NOI at share - cash basis of our New York segment, THE MART and 555 California Street.

	Total	New York	THE MART	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended March 31, 2023 compared to March 31, 2022	0.0%	1.6%	(22.6)%	4.3%
Three months ended March 31, 2023 compared to December 31, 2022	(4.2)%	(2.7)%	(26.9)%	1.7%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended March 31, 2023 compared to March 31, 2022	1.5%	3.8%	(28.2)%	8.3%
Three months ended March 31, 2023 compared to December 31, 2022	(3.5)%	(0.6)%	(36.1)%	0.3%
____________________
(1)See pages 11 through 14 for same store NOI at share and same store NOI at share - cash basis reconciliations.

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NOI At Share:
The elements of our New York and Other NOI at share for the three months ended March 31, 2023 and 2022 and December 31, 2022 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2022
	2023	2022
NOI at share:
New York:
Office(1)	$174,270	$177,809	$184,045
Retail	47,196	52,105	50,083
Residential	5,458	4,774	4,978
Alexander's	9,070	8,979	9,489
Total New York	235,994	243,667	248,595
Other:
THE MART	15,409	19,914	21,276
555 California Street	16,929	16,235	16,641
Other investments	5,151	4,442	5,243
Total Other	37,489	40,591	43,160

NOI at share	$273,483	$284,258	$291,755
_______________________
See notes below.

NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three months ended March 31, 2023 and 2022 and December 31, 2022 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2022
	2023	2022
NOI at share - cash basis:
New York:
Office(1)	$182,081	$177,827	$182,648
Retail	44,034	47,393	46,168
Residential	5,051	4,689	4,660
Alexander's	9,861	9,783	10,236
Total New York	241,027	239,692	243,712
Other:
THE MART	14,675	20,436	23,163
555 California Street	17,718	16,360	17,672
Other investments	5,115	4,640	5,052
Total Other	37,508	41,436	45,887

NOI at share - cash basis	$278,535	$281,128	$289,599
______________________
(1)Includes Building Maintenance Services NOI of $6,289, $5,782 and $8,305, respectively, for the three months ended March 31, 2023 and 2022 and December 31, 2022.

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PENN District - Active Development/Redevelopment Summary as of March 31, 2023

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.		Cash Amount Expended	Remaining Expenditures	Stabilization Year	Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)
PENN 2 - as expanded	New York	1,795,000	750,000	452,509	297,491	2025	9.5%
PENN 1 (including LIRR Concourse Retail)(2)	New York	2,547,000	450,000	384,843	65,157	N/A	13.2%	(2)(3)
Districtwide Improvements	New York	N/A	100,000	42,098	57,902	N/A	N/A
Total Active PENN District Projects			1,300,000	879,450	420,550		10.1%
________________________________
(1)    Excluding debt and equity carry.
(2)    Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 13.2% projected return is before the ground rent reset in June 2023, which may be material.
(3)    Projected to be achieved as pre-redevelopment leases roll, which have an approximate average remaining term of 3.4 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 2, 2023 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 833-816-1409 (domestic) or 412-317-0502 (international) and asking the operator to join the Vornado Realty Trust conference call. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions, including the form of any 2023 dividend payments, and the amount and form of potential share repurchases and/or asset sales. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2022. Currently, some of the factors are the increase in interest rates and inflation and the continuing effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 6 OF 14

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of March 31,		Increase (Decrease)
	2023	2022
ASSETS
Real estate, at cost:
Land	$2,451,828	$2,451,828	$—
Buildings and improvements	9,838,757	9,804,204	34,553
Development costs and construction in progress	1,058,518	933,334	125,184
Leasehold improvements and equipment	125,982	125,389	593
Total	13,475,085	13,314,755	160,330
Less accumulated depreciation and amortization	(3,546,942)	(3,470,991)	(75,951)
Real estate, net	9,928,143	9,843,764	84,379
Right-of-use assets	685,152	684,380	772
Cash, cash equivalents, restricted cash and investments in U.S. Treasury bills:
Cash and cash equivalents	890,957	889,689	1,268
Restricted cash	142,882	131,468	11,414
Investments in U.S. Treasury bills	276,645	471,962	(195,317)
Total	1,310,484	1,493,119	(182,635)
Tenant and other receivables	95,034	81,170	13,864
Investments in partially owned entities	2,633,558	2,665,073	(31,515)
220 CPS condominium units ready for sale	37,644	43,599	(5,955)
Receivable arising from the straight-lining of rents	691,271	694,972	(3,701)
Deferred leasing costs, net	366,960	373,555	(6,595)
Identified intangible assets, net	137,161	139,638	(2,477)
Other assets	387,011	474,105	(87,094)
Total assets	$16,272,418	$16,493,375	$(220,957)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,717,338	$5,829,018	$(111,680)
Senior unsecured notes, net	1,192,342	1,191,832	510
Unsecured term loan, net	793,517	793,193	324
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	740,301	735,969	4,332
Accounts payable and accrued expenses	441,741	450,881	(9,140)
Deferred revenue	37,879	39,882	(2,003)
Deferred compensation plan	98,996	96,322	2,674
Other liabilities	312,107	268,166	43,941
Total liabilities	9,909,221	9,980,263	(71,042)
Redeemable noncontrolling interests	430,539	436,732	(6,193)
Shareholders' equity	5,691,632	5,839,728	(148,096)
Noncontrolling interests in consolidated subsidiaries	241,026	236,652	4,374
Total liabilities, redeemable noncontrolling interests and equity	$16,272,418	$16,493,375	$(220,957)

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VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2023	2022
Revenues	$445,923	$442,130

Net income	$11,198	$53,375
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	9,928	(9,374)
Operating Partnership	(429)	(1,994)
Net income attributable to Vornado	20,697	42,007
Preferred share dividends	(15,529)	(15,529)
Net income attributable to common shareholders	$5,168	$26,478

Income per common share - basic:
Net income per common share	$0.03	$0.14
Weighted average shares outstanding	191,869	191,724

Income per common share - diluted:
Net income per common share	$0.03	$0.14
Weighted average shares outstanding	191,881	192,038

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$119,083	$154,908
Per diluted share (non-GAAP)	$0.61	$0.80

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$116,288	$152,313
Per diluted share (non-GAAP)	$0.60	$0.79

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	194,409	193,174

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. The Company also uses FFO attributable to common shareholders plus assumed conversions, as adjusted for certain items that impact the comparability of period to period FFO, as one of several criteria to determine performance-based compensation for senior management. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

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VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2023	2022
Net income attributable to common shareholders	$5,168	$26,478
Per diluted share	$0.03	$0.14

FFO adjustments:
Depreciation and amortization of real property	$94,792	$105,962
Net gain on sale of real estate	—	(551)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	27,469	32,139
	122,261	137,550
Noncontrolling interests' share of above adjustments	(8,746)	(9,506)
FFO adjustments, net	$113,515	$128,044

FFO attributable to common shareholders	$118,683	$154,522
Impact of assumed conversion of dilutive convertible securities	400	386
FFO attributable to common shareholders plus assumed conversions	$119,083	$154,908
Per diluted share	$0.61	$0.80

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,869	191,724
Effect of dilutive securities:
Convertible securities	2,470	1,136
Share-based payment awards	70	314
Denominator for FFO per diluted share	194,409	193,174

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income (loss) to NOI at share and NOI at share - cash basis for the three months ended March 31, 2023 and 2022 and December 31, 2022.

	For the Three Months Ended
(Amounts in thousands)	March 31,		December 31, 2022
	2023	2022
Net income (loss)	$11,198	$53,375	$(525,002)
Depreciation and amortization expense	106,565	117,443	133,871
General and administrative expense	41,595	41,216	31,439
Transaction related costs, impairment losses and other	658	1,005	26,761
(Income) loss from partially owned entities	(16,666)	(33,714)	545,126
Loss (income) from real estate fund investments	19	(5,674)	1,880
Interest and other investment income, net	(9,603)	(1,018)	(10,587)
Interest and debt expense	86,237	52,109	88,242
Net gains on disposition of wholly owned and partially owned assets	(7,520)	(6,552)	(65,241)
Income tax expense	4,667	7,411	6,974
NOI from partially owned entities	68,097	78,692	77,221
NOI attributable to noncontrolling interests in consolidated subsidiaries	(11,764)	(20,035)	(18,929)
NOI at share	273,483	284,258	291,755
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	5,052	(3,130)	(2,156)
NOI at share - cash basis	$278,535	$281,128	$289,599

NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

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VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2023 compared to March 31, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2023	$273,483	$235,994	$15,409	$16,929	$5,151
Less NOI at share from:
Dispositions	134	134	—	—	—
Development properties	(7,545)	(7,545)	—	—	—
Other non-same store (income) expense, net	(1,487)	3,664	—	—	(5,151)
Same store NOI at share for the three months ended March 31, 2023	$264,585	$232,247	$15,409	$16,929	$—

NOI at share for the three months ended March 31, 2022	$284,258	$243,667	$19,914	$16,235	$4,442
Less NOI at share from:
Dispositions	(3,232)	(3,232)	—	—	—
Development properties	(7,440)	(7,440)	—	—	—
Other non-same store income, net	(8,918)	(4,476)	—	—	(4,442)
Same store NOI at share for the three months ended March 31, 2022	$264,668	$228,519	$19,914	$16,235	$—

(Decrease) increase in same store NOI at share	$(83)	$3,728	$(4,505)	$694	$—

% (decrease) increase in same store NOI at share	0.0%	1.6%	(22.6)%	4.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2023 compared to March 31, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2023	$278,535	$241,027	$14,675	$17,718	$5,115
Less NOI at share - cash basis from:
Dispositions	134	134	—	—	—
Development properties	(6,770)	(6,770)	—	—	—
Other non-same store income, net	(6,070)	(955)	—	—	(5,115)
Same store NOI at share - cash basis for the three months ended March 31, 2023	$265,829	$233,436	$14,675	$17,718	$—

NOI at share - cash basis for the three months ended March 31, 2022	$281,128	$239,692	$20,436	$16,360	$4,640
Less NOI at share - cash basis from:
Dispositions	(3,252)	(3,252)	—	—	—
Development properties	(6,756)	(6,756)	—	—	—
Other non-same store income, net	(9,332)	(4,692)	—	—	(4,640)
Same store NOI at share - cash basis for the three months ended March 31, 2022	$261,788	$224,992	$20,436	$16,360	$—

Increase (decrease) in same store NOI at share - cash basis	$4,041	$8,444	$(5,761)	$1,358	$—

% increase (decrease) in same store NOI at share - cash basis	1.5%	3.8%	(28.2)%	8.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2023 compared to December 31, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2023	$273,483	$235,994	$15,409	$16,929	$5,151
Less NOI at share from:
Dispositions	134	134	—	—	—
Development properties	(7,545)	(7,545)	—	—	—
Other non-same store (income) expense, net	(1,189)	3,962	—	—	(5,151)
Same store NOI at share for the three months ended March 31, 2023	$264,883	$232,545	$15,409	$16,929	$—

NOI at share for the three months ended December 31, 2022	$291,755	$248,595	$21,276	$16,641	$5,243
Less NOI at share from:
Dispositions	(1,499)	(1,499)	—	—	—
Development properties	(5,423)	(5,423)	—	—	—
Other non-same store income, net	(8,201)	(2,756)	(202)	—	(5,243)
Same store NOI at share for the three months ended December 31, 2022	$276,632	$238,917	$21,074	$16,641	$—

(Decrease) increase in same store NOI at share	$(11,749)	$(6,372)	$(5,665)	$288	$—

% (decrease) increase in same store NOI at share	(4.2)%	(2.7)%	(26.9)%	1.7%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2023 compared to December 31, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2023	$278,535	$241,027	$14,675	$17,718	$5,115
Less NOI at share - cash basis from:
Dispositions	134	134	—	—	—
Development properties	(6,770)	(6,770)	—	—	—
Other non-same store income, net	(5,709)	(594)	—	—	(5,115)
Same store NOI at share - cash basis for the three months ended March 31, 2023	$266,190	$233,797	$14,675	$17,718	$—

NOI at share - cash basis for the three months ended December 31, 2022	$289,599	$243,712	$23,163	$17,672	$5,052
Less NOI at share - cash basis from:
Dispositions	(1,184)	(1,184)	—	—	—
Development properties	(4,555)	(4,555)	—	—	—
Other non-same store income, net	(8,075)	(2,821)	(202)	—	(5,052)
Same store NOI at share - cash basis for the three months ended December 31, 2022	$275,785	$235,152	$22,961	$17,672	$—

(Decrease) increase in same store NOI at share - cash basis	$(9,595)	$(1,355)	$(8,286)	$46	$—

% (decrease) increase in same store NOI at share - cash basis	(3.5)%	(0.6)%	(36.1)%	0.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 14